Abercrombie & Fitch Co.
Financial Information
(Unaudited)
(in thousands, except per share data)
		Fiscal 2023					Fiscal 2024
	2022	Q1	Q2	Q3	Q4	2023	Q1	Q2	Q3	Q4	2024
Net sales	$3,697,751	$835,994	$935,345	$1,056,431	$1,452,907	$4,280,677	$1,020,730	$1,133,974	$1,208,966	$1,584,917	$4,948,587
Cost of sales, exclusive of depreciation and amortization	1,593,213	326,200	350,965	370,762	539,338	1,587,265	343,273	397,712	422,034	610,907	1,773,926
Selling expense	1,462,011	324,251	338,296	371,969	498,922	1,533,438	360,018	382,557	420,990	526,423	1,689,988
General and administrative expense	552,553	154,429	158,936	174,424	193,387	681,176	189,548	178,147	188,246	194,544	750,485
Other operating (income) loss, net	(2,674)	(2,894)	(2,694)	1,256	(1,541)	(5,873)	(1,958)	(67)	(1,586)	(3,021)	(6,632)
Operating income	92,648	34,008	89,842	138,020	222,801	484,671	129,849	175,625	179,282	256,064	740,820
Interest expense	30,236	7,458	7,635	8,568	6,691	30,352	5,780	5,189	569	539	12,077
Interest income	(4,604)	(4,015)	(6,538)	(7,897)	(11,530)	(29,980)	(10,803)	(10,392)	(9,302)	(9,437)	(39,934)
Interest (income) expense, net	25,632	3,443	1,097	671	(4,839)	372	(5,023)	(5,203)	(8,733)	(8,898)	(27,857)
Income before income taxes	67,016	30,565	88,745	137,349	227,640	484,299	134,872	180,828	188,015	264,962	768,677
Income tax expense	56,631	12,718	30,014	39,617	66,537	148,886	19,794	45,449	54,151	75,267	194,661
Net income	10,385	17,847	58,731	97,732	161,103	335,413	115,078	135,379	133,864	189,695	574,016
Less: Net income attributable to noncontrolling interests	7,569	1,276	1,837	1,521	2,656	7,290	1,228	2,211	1,885	2,469	7,793
Net income attributable to Abercrombie & Fitch Co.	$2,816	$16,571	$56,894	$96,211	$158,447	$328,123	$113,850	$133,168	$131,979	$187,226	$566,223

Net income per share attributable to Abercrombie & Fitch Co.:
Basic	$0.06	$0.33	$1.13	$1.91	$3.13	$6.53	$2.24	$2.60	$2.59	$3.72	$11.14
Diluted	$0.05	$0.32	$1.10	$1.83	$2.97	$6.22	$2.14	$2.50	$2.50	$3.57	$10.69

Weighted-average shares outstanding:
Basic	50,307	49,574	50,322	50,504	50,559	50,250	50,893	51,246	50,951	50,265	50,839
Diluted	52,327	51,467	51,548	52,624	53,399	52,726	53,276	53,279	52,869	52,461	52,971

Abercrombie & Fitch Co.
Financial Information
(Unaudited)
		Fiscal 2023					Fiscal 2024
	2022	Q1	Q2	Q3	Q4	2023	Q1	Q2	Q3	Q4	2024
Comparable sales by segment: (1)
Americas comparable sales (2) (3)	Not provided	Not provided	14%	16%	17%	13%	21%	18%	16%	15%	17%
EMEA comparable sales (2) (4)	Not provided	Not provided	6%	15%	10%	7%	23%	17%	13%	12%	16%
APAC comparable sales (2) (5)	Not provided	Not provided	26%	32%	21%	26%	22%	21%	16%	17%	19%
Comparable sales (2)	Not provided	3%	13%	16%	16%	13%	21%	18%	16%	14%	17%

Comparable sales by brand family:
Abercrombie comparable sales (2)	Not provided	14%	23%	26%	28%	23%	29%	21%	11%	5%	15%
Hollister comparable sales (2)	Not provided	(6)%	5%	7%	6%	4%	13%	15%	21%	24%	19%
Comparable sales (2)	Not provided	3%	13%	16%	16%	13%	21%	18%	16%	14%	17%

(1) Comparable sales by segment are presented by attributing revenues to a physical store location or geographical region that fulfills the order.
(2) Comparable sales are calculated on a constant currency basis. Refer to "REPORTING AND USE OF GAAP AND NON-GAAP MEASURES," for further discussion. The Company did not provide comparable sales results for fiscal 2022 due to temporary store closures as a result of COVID-19.

(3) The Americas segment includes the results of operations in North America and South America.
(4) The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(5) The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.

Abercrombie & Fitch Co.
Store Count Information
(Unaudited)
Fifty-Two Weeks Ended February 1, 2025
	AMERICAS (1)		EMEA (2)		APAC (3)		Total Company
	Abercrombie	Hollister	Abercrombie	Hollister	Abercrombie	Hollister	Abercrombie	Hollister	Total (4)
February 3, 2024	194	384	29	108	24	26	247	518	765
New	25	15	5	1	10	9	40	25	65
Permanently closed	(4)	(14)	(1)	(9)	(4)	(9)	(9)	(32)	(41)
February 1, 2025	215	385	33	100	30	26	278	511	789

(1) The Americas segment includes North America and South America.
(2) The EMEA segment includes Europe, the Middle East and Africa.
(3) The APAC segment includes the Asia-Pacific region, including Asia and Oceania.
(4) Store count excludes temporary and international franchise stores.

3